
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from (a) the Unaudited Consolidated Financial Statements of Genzyme Corporation and its
Subsidiaries for the nine months ended September 30, 1999 and is qualified in its Entirety by reference to such (b) financial statements as included in the form 10-Q for Genzyme Corporation dated September 30, 1999.
</LEGEND>
<MULTIPLIER> 1,000
<CURRENCY> U.S. DOLLARS

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-START>                             JAN-01-1999
<PERIOD-END>                               SEP-30-1999
<EXCHANGE-RATE>                                      1
<CASH>                                         253,763
<SECURITIES>                                   442,164
<RECEIVABLES>                                  182,683
<ALLOWANCES>                                    28,427
<INVENTORY>                                    117,184
<CURRENT-ASSETS>                               860,734
<PP&E>                                         562,166
<DEPRECIATION>                                 178,625
<TOTAL-ASSETS>                               1,804,222
<CURRENT-LIABILITIES>                          226,089
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         1,371
<OTHER-SE>                                   1,284,025
<TOTAL-LIABILITY-AND-EQUITY>                 1,804,222
<SALES>                                        558,271
<TOTAL-REVENUES>                               561,843
<CGS>                                          132,757
<TOTAL-COSTS>                                  169,651
<OTHER-EXPENSES>                               300,482
<LOSS-PROVISION>                                10,915
<INTEREST-EXPENSE>                              17,010
<INCOME-PRETAX>                                 63,785
<INCOME-TAX>                                    27,659
<INCOME-CONTINUING>                             36,126
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    36,126
<EPS-BASIC>                                       1.14<F1><F2>
<EPS-DILUTED>                                     1.09<F1><F2>

<F1>This financial data schedule has been restated to reflect the creation of
Genzyme Surgical Products Division on June 28, 1999. Genzyme Surgical Products was created from programs and products that had previously been included in the results of Genzyme General Division until the creation date of June 28, 1999. Historical net income allocated to Genzyme General and historical net income per share of Genzyme General Stock have been restated to reflect the creation of this new division. Genzyme Surgical Products Division is now included as a separate tracking stock of Genzyme Corporation.
<F2>Genzyme Corporation reports earnings per share based on its four tracking stocks - Genzyme General Division Common Stock ("Genzyme General Stock"), Genzyme Molecular Oncology Division Common Stock ("Molecular Oncology Stock") Genzyme Surgical Products Division Common Stock ("Surgical Products Stock"), and Genzyme Tissue Repair Division Common Stock ("Tissue Repair Stock"). The earnings per share data presented on this schedule reflects the earnings per share data for net income allocated to Genzyme General Stock. For the nine months ended September 30, 1999, net income allocated to Genzyme General Division was $94,116 and net income per share of Genzyme General Stock on a basic and diluted basis was $1.14 and $1.09, respectively. Division net loss for Genzyme Molecular Oncology Division for the nine months ended September 30, 1999 was $(22,777) or $(1.80) per basic and diluted share of Molecular Oncology Stock. Division net loss for Genzyme Surgical Products for the nine months ended September 30, 1999 was $(11,833), and net loss per basic and diluted share of Surgical Products Stock was $(2.32). Division net loss for Genzyme Tissue Repair for the nine months ended September 30, 1999 was $(24,146) or $(1.05) per basic and diluted share of Tissue Repair Stock.

